UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 450 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 681-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On November 21, 2014, 6D Global Technologies, Inc. (the “Company”) completed a private placement equity offering (the “Private Placement”) to accredited investors (the “Purchasers”).  Pursuant to the Private Placement, the Company raised $1,052,498 in gross proceeds, of which $444,899 was placed by the Placement Agent (as hereinafter defined) and $607,599 was a direct offering by the Company, and issued 508,453 shares of common stock of the Company (the “Common Stock”) to the Purchasers thereunder.

In connection with the Private Placement, pursuant to a Placement Agency Agreement between the Company and Radnor Research & Trading Company, LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent commissions representing 10% of the gross proceeds paid by the Purchasers introduced to the Company solely by the Placement Agent, and stock warrants to purchase an aggregate of 15% of the number of shares of Common Stock sold in the Private Placement solely introduced by the Placement Agent (the “Compensation Warrants”), at an exercise price equal to $2.21 per share.

The Compensation Warrants will have “piggy-back” registration rights in connection with the registration by the Company of any shares of its Common Stock.  The Compensation Warrants will otherwise comply with FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the Compensation Warrants, neither the Compensation Warrants nor any warrant shares issued upon exercise of the Compensation Warrants shall be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the Private Placement.

Item 3.02       Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01 and is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Rule 506 of Regulation D for purposes of the Private Placement.  The Common Stock issued by the Company pursuant to the Private Placement and upon exercise of the Compensation Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01       Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information prepared to give effect to the Private Placement described under Item 1.01 of this report on Form 8- K is attached as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1 99.1	Form of Subscription Agreement between 6D Global Technologies, Inc. and investors Unaudited Pro Forma Balance Sheet of 6D Global Technologies, Inc. as of November 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: November 21, 2014	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer